SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.[    ])

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Abercrombie & Fitch Co.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Abercrombie & Fitch Co.

6301 Fitch Path
New Albany, Ohio 43054
(614) 283-6500

April 20, 2001

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders to be held at 10:00 a.m., local time in Columbus, Ohio, on Wednesday, May 30, 2001, in Legislative Rooms A and B of the Hyatt Capital Square at Columbus City Center, 75 East State Street, Columbus, Ohio 43215. I hope that you will all be able to attend and participate in the annual meeting, at which time I will have the opportunity to review the business and operations of our company.

        The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached, and the matters to be acted upon by our stockholders are described in the Notice of Annual Meeting of Stockholders. Our Investor Relations telephone number is (614) 283-6500 should you require assistance in finding the location of the annual meeting.

        It is important that your shares be represented and voted at the annual meeting. Accordingly, after reading the attached Proxy Statement, please sign, date and return the enclosed proxy card. Alternatively, you may vote your proxy electronically via the Internet or telephonically in accordance with the instructions on your proxy card. Your vote is important regardless of the number of shares you own.

Sincerely yours,

/s/ Michael S. Jeffries
Michael S. Jeffries
Chairman and Chief Executive Officer

Abercrombie & Fitch Co.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 30, 2001

April 20, 2001

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Abercrombie & Fitch Co. (the “Company”), will be held in Legislative Rooms A and B of the Hyatt Capital Square at Columbus City Center, 75 East State Street, Columbus, Ohio 43215, on Wednesday, May 30, 2001, at 10:00 a.m., local time in Columbus, Ohio, for the following purposes:

1.	To elect three directors to serve for terms of three years each.

2.	To transact any other business which properly comes before the annual meeting or any adjournment.

        Only stockholders of record, as shown by the transfer books of the Company, at the close of business on April 6, 2001, are entitled to notice of and to vote at the annual meeting.

By Order of the Board of Directors,

/s/ Michael S. Jeffries
Michael S. Jeffries
Chairman and Chief Executive Officer

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ALTERNATIVELY, YOU MAY VOTE YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY BY FOLLOWING THE SPECIFIC INSTRUCTIONS ON YOUR PROXY CARD. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

Abercrombie & Fitch Co.

6301 Fitch Path
New Albany, Ohio 43054
(614) 283-6500

PROXY STATEMENT

Dated April 20, 2001

ANNUAL MEETING OF STOCKHOLDERS

May 30, 2001

        This proxy statement is being furnished to stockholders of Abercrombie & Fitch Co. (the “Company”) in connection with the solicitation of proxies by the board of directors of the Company for use at the annual meeting of stockholders to be held on Wednesday, May 30, 2001, or any adjournment. The annual meeting will be held at 10:00 a.m., local time in Columbus, Ohio, in Legislative Rooms A and B of the Hyatt Capital Square at Columbus City Center, 75 East State Street, Columbus, Ohio 43215. This proxy statement and the accompanying proxy were first sent or given to stockholders on or about April 20, 2001.

        A proxy card for use at the annual meeting accompanies this proxy statement and is solicited by the board of directors of the Company. Alternatively, stockholders holding shares registered directly with the Company’s transfer agent, First Chicago Trust Company a Division of EquiServe, may appoint proxies to vote electronically via the Internet or telephonically by following the instructions on their proxy cards. The deadline for voting electronically via the Internet or telephonically is 11:59 p.m., local time in Columbus, Ohio, on May 29, 2001.

        Stockholders holding shares in “street name” with a broker, bank or other holder of record should review the information provided to them by the holder of record. This information will set forth the procedures to be followed in instructing the holder of record how to vote the “street name” shares and how to revoke previously given instructions.

        Any stockholder appointing a proxy has the power to revoke it prior to its exercise by giving written notice of revocation to the Company at the address on the cover page of this proxy statement, by executing and delivering a later-dated proxy card or by casting a new vote via the Internet or telephonically. However, any such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used. Attendance at the annual meeting will not, in itself, constitute revocation of your proxy.

        The expense of preparing, assembling, printing and mailing the proxy materials used in the solicitation of proxies by the board of directors will be paid by the Company. In addition to the use of the mails, solicitation may be made by associates of the Company by telephone, mailgram, facsimile, telegraph, cable and personal contact. The Company has retained Georgeson Shareholder Communications Inc., New York, New York, to aid in the solicitation of proxies with respect to shares held by brokerage houses, custodians, fiduciaries and other nominees for a fee of approximately $5,500, plus expenses. The Company does not expect to pay any other compensation for the solicitation of proxies.

        Our annual report to stockholders for the fiscal year ended February 3, 2001 (the “2000 fiscal year”) is being delivered with this proxy statement.

VOTING AT ANNUAL MEETING

        The shares entitled to vote at the annual meeting consist of shares of the Class A Common Stock, par value $.01 per share (the “Common Stock”), of the Company, with each share entitling the holder of record to one vote. There are no cumulative voting rights in the election of directors. At the close of business on April 6, 2001, the record date for the annual meeting, there were outstanding 99,082,609 shares of Common Stock. A quorum for the annual meeting is one-third of the outstanding shares of Common Stock.

PRINCIPAL HOLDERS OF SHARES

        The following table furnishes information regarding the beneficial ownership of shares of Common Stock by each person known to the Company to beneficially own more than five percent (5%) of the outstanding shares of Common Stock as of April 6, 2001 (unless otherwise indicated):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
J. P. Morgan Chase & Co.	7,022,142	(2)	7.1%
270 Park Avenue
New York, NY 10017(2)

A I M Management Group Inc.	5,735,951	(3)	5.8%
11 Greenway Plaza, Suite 100
Houston, TX 77046(3)

(1)	The percent of class is based on 99,082,609 shares of Common Stock outstanding on April 6, 2001.

(2)
Based on information contained in a filing with the Securities and Exchange Commission (the “SEC”) dated February 14, 2001, as of December 31, 2000, J. P. Morgan Chase & Co., the parent holding company for The Chase Manhattan Bank, Morgan Guaranty Trust Co. of New York and J. P. Morgan Investment Management, Inc., had sole voting power as to 5,590,381 shares, shared voting power as to 1,004 shares, sole dispositive power as to 6,851,603 shares and shared dispositive power as to 100 shares.

(3)
Based on information contained in a filing with the SEC dated February 9, 2001, as of December 31, 2000, A I M Management Group Inc., the parent holding company for A I M Advisors, Inc., A I M Capital Management, Inc. and AIM Private Asset Management, Inc., each a registered investment adviser, had sole voting power and sole dispositive power as to 5,735,951 shares.

ELECTION OF DIRECTORS

Nominees and Directors

        Three members of the board of directors of the Company will be elected at the annual meeting. Directors elected at the annual meeting will hold office for a three-year term expiring at the annual meeting of stockholders in 2004 or until their successors are elected and qualified. The nominees of the board of directors are identified below. The individuals named as proxies in the accompanying form of proxy intend to vote the shares represented by the proxies received under this solicitation for the nominees named below, unless otherwise instructed on the form of proxy. If any nominee is unable or unwilling to serve as a director, the individuals designated to vote the proxies reserve full discretion to vote the shares represented by the proxies for the election of the remaining nominees and for the election of any substitute nominee designated by the board of directors. The board of directors has no reason to believe that any nominee of the board will be unavailable or unable to serve as a director if elected.

        The three nominees receiving the highest number of votes will be elected as directors. Shares as to which the authority to vote is withheld and broker non-votes will not be counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy. Proxies may not be voted for more than three nominees.

Business Experience

    Nominees of the Board of Directors for Election at the 2001 Annual Meeting

John A. Golden
Mr. Golden is a private investor and a retired partner of The Goldman Sachs Group, L.P. He had been a limited partner of The Goldman Sachs Group, L.P. from 1994 until the initial public offering of The Goldman Sachs Group, Inc. in May 1999. Prior thereto, he was a general partner of The Goldman Sachs Group, L.P. Mr. Golden is the Chairman of the Board of Trustees of Colgate University and a member of the Board of Visitors of Columbia University School of Law. Goldman, Sachs & Co., an affiliate of The Goldman Sachs Group, Inc., has from time to time provided investment banking services to the Company, for which Goldman, Sachs & Co. has received customary compensation.

Seth R. Johnson	Mr. Johnson has been Executive Vice President—Chief Operating Officer of the Company since February 2000. Prior thereto, he had been Vice President—Chief Financial Officer of the Company since 1992.

Kathryn D. Sullivan, Ph.D.
Dr. Sullivan has been President and Chief Executive Officer of COSI, one of the nation’s leading hands-on science centers located in Columbus, Ohio, since 1996. From 1992 to 1996, she held the post of Chief Scientist, National Oceanic and Atmospheric Administration. From 1978 to 1992, Dr. Sullivan was a NASA Mission Specialist Astronaut and a veteran of three Shuttle missions, with over 500 hours in space. In 1988, Dr. Sullivan joined the Naval Reserve, with a direct commission into the Oceanography program and designation as Naval Astronaut (Specialist). Dr. Sullivan is also a director of American Electric Power Company, Inc. and McDermott International, Inc.

    Directors Whose Terms Continue until the 2002 Annual Meeting

Russell M. Gertmenian
Mr. Gertmenian has been a partner of Vorys, Sater, Seymour and Pease LLP since 1979 and currently serves as a member of the firm’s Executive Committee. Vorys, Sater, Seymour and Pease LLP rendered legal services to the Company during the 2000 fiscal year and continues to do so. Mr. Gertmenian is also a director of AirNet Systems, Inc. and Liqui-Box Corporation.

Archie M. Griffin
Mr. Griffin has been Associate Director of Athletics at The Ohio State University, Columbus, Ohio, since 1994. Prior thereto, he served more than nine years in various positions within the Athletic and Employment Services Departments at The Ohio State University. Mr. Griffin is also a director of Motorists Mutual Insurance Company.

Sam N. Shahid, Jr.
Mr. Shahid has been President and Creative Director of Shahid & Company, Inc., an advertising and design agency, since 1993. Prior thereto, he had served as Vice President and Creative Director of Banana Republic Advertising (an in-house agency for Banana Republic) and Vice President and Creative Director of CRK Advertising (an in-house agency for Calvin Klein). Shahid & Company, Inc. has provided advertising and design services for the Company since 1995. Fees paid to Shahid & Company, Inc. by the Company for services provided during the 2000 fiscal year were approximately $1.7 million.

    Directors Whose Terms Continue until the 2003 Annual Meeting

Michael S. Jeffries
Mr. Jeffries has been Chairman of the Board of the Company since May 1998 and has been Chief Executive Officer of the Company since February 1992. Prior to May 1998, Mr. Jeffries held the title of President of the Company.

John W. Kessler
Mr. Kessler has been the owner of John W. Kessler Company, a real estate development company, since 1972; Chairman of The New Albany Company, a real estate development company, since 1988; and Chairman of Marsh & McLennan Real Estate Advisors, Inc., a real estate consulting firm, since 1980. Mr. Kessler is also a director of Bank One Corporation.

Nomination Procedure

        Stockholders wishing to nominate directors for election must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered or mailed to the Secretary of the Company not less than 120 days nor more than 150 days before the first anniversary date of the Company’s proxy statement in connection with the last annual meeting of stockholders. Each stockholder nomination must contain the following information: (a) the name and address of the nominating stockholder; (b) the name, age, business and residence addresses of the nominee; (c) the principal occupation or employment of the nominee; (d) the number of shares of the Company beneficially owned by the nominating stockholder and the nominee; (e) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations under the SEC’s rules; and (f) a description of any arrangement or understanding between the nominating stockholder and the nominee or any other person providing for the nomination. Each nomination must be accompanied by the written consent of the proposed nominee to be named in the proxy statement and to serve if elected. No person may be elected as a director unless he or she has been nominated by a stockholder in the manner just described or by the Company’s board of directors.

Information Concerning the Board of Directors

        The Company’s board of directors held eight meetings and took action in writing without a meeting on one occasion during the 2000 fiscal year. All of the incumbent directors attended 75% or more of the total number of meetings of the board and of committees of the board on which they served held during the period they served.

        The board of directors has standing Compensation, Executive, Audit, and Nominating and Board Governance Committees.

        The Compensation Committee, which consists entirely of non-employee directors, is charged with reviewing executive compensation and administering the Company’s stock option and performance incentive plans. The members of the Compensation Committee during the 2000 fiscal year were John W. Kessler (Chair), George W. Foos (who served until his death in September 2000) and Archie M. Griffin (who served from August 2000). The Compensation Committee currently consists of John W. Kessler (Chair) and Archie M. Griffin. The Compensation Committee met seven times during the 2000 fiscal year.

        The Executive Committee may exercise, to the fullest extent permitted by law and not delegated to another committee of the board of directors, all of the powers and authority granted to the board. The Executive Committee may also declare dividends, authorize the issuance of stock and authorize the seal of the Company to be affixed to papers that require it. The members of the Executive Committee are Michael S. Jeffries (Chair), Russell M. Gertmenian and John A. Golden. Members of the Executive Committee took action in writing without a meeting on three occasions during the 2000 fiscal year.

        The Audit Committee consists entirely of non-employee directors, each of whom qualifies as independent for purposes of Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards. The responsibilities of the Audit Committee are described in the Charter of the Audit Committee of the Board of Directors of Abercrombie & Fitch Co., included as Annex A to this proxy statement. The members of the Audit Committee during the 2000 fiscal year were John A. Golden (Chair), Russell M. Gertmenian and Kathryn D. Sullivan, Ph.D. (who served from April 2000). Each individual continues to serve on the Audit Committee. Members of the Audit Committee held eight meetings during the 2000 fiscal year.

        The Nominating and Board Governance Committee consists of John A. Golden, Russell M. Gertmenian and John W. Kessler. The Nominating and Board Governance Committee makes recommendations to the board of directors regarding the size and composition of the board, establishes procedures for the nomination process and recommends candidates for election to the board of directors. The Nominating and Board Governance Committee also reviews and reports to the board of directors on a periodic basis with regard to matters of board governance. The Nominating and Board Governance Committee will consider nominees recommended by stockholders for the 2002 annual meeting of shareholders provided that the names of such nominees are submitted in writing within the time period described above under “Nomination Procedure.” The Nominating and Board Governance Committee was established in July 2000 and met once during the 2000 fiscal year.

Executive Officers

        In addition to Messrs. Jeffries and Johnson, Raymond C. Attanasio, Diane Chang, Wesley S. McDonald and Leslee K. O’Neill also serve as executive officers of the Company. Mr. Attanasio, age 49, has been Senior Vice President, General Merchandise Manager for Abercrombie & Fitch Men’s and Boys’ since January 2001. Prior thereto, he held the position of Senior Vice President—Human Resources of the Company from February 2000 to January 2001, the position of Vice President—Human Resources of the Company from August 1998 to February 2000, and was Vice President—General Merchandising Manager—Men’s at J. Crew, Inc. from May 1991 to June 1998. Ms. Chang, age 45, has been Senior Vice President—Sourcing of the Company since February 2000. Prior thereto, she held the position of Vice President—Sourcing of the Company from May 1998 to February 2000, and for six and one-half years prior thereto, was Senior Vice President—Manufacturing at J. Crew, Inc. Mr. McDonald, age 38, has been Vice President—Chief Financial Officer of the Company since June 2000. Prior thereto, he held a variety of positions in finance and distribution at Target Corporation from 1988 to May 2000. His last position at Target Corporation was Director—Information Systems Finance and Administration. Ms. O’Neill, age 40, has been Senior Vice President—Planning & Allocation of the Company since February 2000. Prior thereto, she held the position of Vice President—Planning & Allocation of the Company from February 1994 to February 2000.

Security Ownership of Directors and Management

        The following table furnishes information regarding the beneficial ownership of shares of Common Stock by each of the directors of the Company, by each of the executive officers named in the Summary Compensation Table and by all current executive officers and directors of the Company as a group, as well as certain other information, as of April 6, 2001.

Name, Position with the Company and/or Principal Occupation, Age	Director Continuously Since	Term Expires	Number of Shares of Common Stock Beneficially Owned(1)		Percent of Class(2)
Raymond C. Attanasio	*	*	25,301	(3)	**
Senior Vice President, General Merchandise Manager for Abercrombie & Fitch Men’s and Boys’ of the Company, 49

Diane Chang	*	*	1,249	(3)	**
Senior Vice President—Sourcing of the Company, 45

Russell M. Gertmenian	1999	2002	14,000	(3)(4)	**
Director of the Company; Partner of Vorys, Sater, Seymour and Pease LLP, 53

John A. Golden	1998	2001	75,554	(3)	**
Director of the Company; Private Investor and Retired Limited Partner of The Goldman Sachs Group, L.P., 56

Archie M. Griffin	2000	2002	0		**
Director of the Company; Associate Director of Athletics at The Ohio State University, 46

Michael S. Jeffries	1996	2003	1,832,118	(3)(5)	1.8%
Director and Chairman and Chief Executive Officer of the Company, 56

Seth R. Johnson	1998	2001	127,796	(3)	**
Director and Executive Vice President—Chief Operating Officer of the Company, 47

Name, Position with the Company and/or Principal Occupation, Age	Director Continuously Since	Term Expires	Number of Shares of Common Stock Beneficially Owned(1)		Percent of Class(2)
John W. Kessler	1998	2003	19,304	(3)	**
Director of the Company; Owner of John W. Kessler Company; Chairman of The New Albany Company; Chairman of Marsh & McLennan Real Estate Advisors, Inc., 65

Leslee K. O’Neill	*	*	95,959	(3)	**
Senior Vice President—Planning & Allocation of the Company, 40

Sam N. Shahid, Jr.	1998	2002	17,192	(3)	**
Director of the Company; President and Creative Director of Shahid & Company, Inc., 59

Kathryn D. Sullivan, Ph.D.	2000	2001	2,700	(3)	**
Director of the Company; President and Chief Executive Officer of COSI, 49

All current executive officers and directors as a group (12 persons)	*	*	2,211,173	(3)	2.2%

*	Not applicable.

**	Less than 1%.

(1)
Unless otherwise indicated, each individual has voting and dispositive power over the listed shares and such voting and dispositive power is exercised solely by the named individual or shared with a spouse.

(2)
The percent of class is based upon the sum of 99,082,609 shares of Common Stock outstanding on April 6, 2001, and the number of shares, if any, as to which the named individual has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of April 6, 2001.

(3)
Includes the following number of shares issuable upon the exercise of outstanding options exercisable within 60 days of April 6, 2001: Mr. Attanasio, 20,488; Ms. Chang, 732; Mr. Gertmenian, 10,500; Mr. Golden, 15,500; Mr. Jeffries, 1,670,933; Mr. Johnson, 62,654; Mr. Kessler, 15,500; Ms. O’Neill, 69,814; Mr. Shahid, 15,500; Dr. Sullivan, 2,500; and all current executive officers and directors as a group, 1,884,121.

(4)	Includes 600 shares held by son.

(5)	Includes 800 shares held by son.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows, for the last three fiscal years, the cash compensation and other benefits paid or provided by the Company to each of the named executive officers.

Summary Compensation Table

				Long Term Compensation
				Awards
	Fiscal Year	Annual Compensation		Restricted Stock Awards($)(2)		Shares Underlying Options Granted(#)		All Other Compensation($)
Name and Principal Position		Salary($)	Bonus($)(1)
Michael S. Jeffries	2000	$968,270	$ 309,700	$ 288,217		191,809		$286,016	(3)
Chairman and Chief	1999	$925,962	$1,668,580	$1,096,652	(4)	4,661,430	(4)	$348,891
Executive Officer	1998	$692,308	$1,400,000	$3,695,625	(4)	2,000,000	(4)	$232,943

Seth R. Johnson	2000	$505,770	$ 163,000	$ 96,072		221,092		$111,272	(3)
Executive Vice President—	1999	$392,789	$ 421,536	$ 365,551	(4)	302,742	(4)	$106,311
Chief Operating Officer	1998	$320,385	$ 325,000	$ 460,500	(4)	0		$ 69,431

Diane Chang	2000	$482,596	$ 61,940	$ 57,643		39,581		$ 83,634	(3)
Senior Vice President—	1999	$431,635	$ 229,210	$ 219,322	(4)	600	(4)	$ 35,499	(3)
Sourcing(5)	1998	$292,308	$ 240,000	$ 898,625	(4)	100,000	(4)	$ 53,333	(6)

Raymond C. Attanasio	2000	$388,558	$ 69,000	$ 38,429		38,055		$ 59,608	(3)
Senior Vice President, General	1999	$337,116	$ 179,153	$ 146,229	(4)	30,400	(4)	$ 7,061
Merchandise Manager for Abercrombie & Fitch Men’s and Boys’(7)	1998	$143,077	$ 111,600	$ 307,000	(4)	70,000	(4)	$ 0

Leslee K. O’Neill	2000	$354,808	$ 68,460	$ 38,429		42,112		$ 71,852	(3)
Senior Vice President—	1999	$292,789	$ 263,460	$ 146,229	(4)	202,142	(4)	$ 70,051
Planning & Allocation(7)	1998	$226,443	$ 180,000	$ 307,000	(4)	200,000	(4)	$ 52,991

(1)	Represents for each fiscal year, the aggregate of the performance-based incentive compensation for the Spring and Fall selling seasons.

(2)
Represents for each executive officer, the restricted stock awards for the specified fiscal year under the Company’s 1996 Stock Option and Performance Incentive Plan (1998 Restatement) for awards of restricted shares of Common Stock. Information set forth above is based on the closing price of the Common Stock on the date on which the awards were made (or the most recent prior date on which there were sales). The awards of restricted shares of Common Stock and grant date values discussed below reflect the two-for-one stock split distributed on June 15, 1999.

On February 5, 2001, 9,780, 3,260, 1,956, 1,304 and 1,304 restricted shares of Common Stock were granted to Mr. Jeffries, Mr. Johnson, Ms. Chang, Mr. Attanasio and Ms. O’Neill, respectively, based on business performance for the 2000 fiscal year. The per share value of Common Stock on the grant date was $29.47. These awards vested 10% on the grant date, and will vest 20%, 30% and 40% on the first through third anniversaries of the grant date, respectively, subject, in each case, to the individual’s continued employment with the Company.

On February 1, 2000, 52,692, 17,564, 10,538, 7,026 and 7,026 restricted shares of Common Stock were granted to Mr. Jeffries, Mr. Johnson, Ms. Chang, Mr. Attanasio and Ms. O’Neill, respectively, based on business performance for the 1999 fiscal year. The per share value of Common Stock on the grant date was $20.8125. These awards vested 10% on the grant date and 20% on the first anniversary of the grant date, and will vest 30% and 40% on the second and third anniversaries of the grant date, respectively, subject, in each case, to the individual’s continued employment with the Company.

On February 1, 1999, 60,000, 12,000, 12,000, 8,000 and 8,000 restricted shares of Common Stock were granted to Mr. Jeffries, Mr. Johnson, Ms. Chang, Mr. Attanasio and Ms. O’Neill, respectively, based on business performance for the 1998 fiscal year. The per share value of Common Stock on the then most recent prior date on which there were sales (January 29, 1999) was $38.375. These awards vested 10% on the grant date, 20% on the first anniversary of the grant date and 30% on the second anniversary of the grant date and will vest 40% on the third anniversary of the grant date, subject, in each case, to the individual’s continued employment with the Company.

On August 1, 1998, 60,000 restricted shares of Common Stock were granted to Mr. Jeffries. The per share value of Common Stock on such date was $23.2188. This award vested 10% on the grant date, 20% on the first anniversary of the grant date and 30% on the second anniversary of the grant date and will vest 40% on the third anniversary of the grant date, subject to continued employment with the Company.

On May 11, 1998, 20,000 restricted shares of Common Stock were granted to Ms. Chang. The per share value of Common Stock on such date was $21.9063. This award vests 100% on the fifth anniversary of the grant date, subject to continued employment with the Company.

As of February 3, 2001, the aggregate holdings of restricted shares of Common Stock and the market value of those holdings for the named executive officers were: Mr. Jeffries, 384,885 shares, $11,492,666; Mr. Johnson, 17,095 shares, $510,457; Ms. Chang, 32,176 shares, $960,775; Mr. Attanasio, 8,118 shares, $242,403; and Ms. O’Neill, 8,118 shares, $242,403 (based on the $29.86 fair market value of Common Stock as of Friday, February 2, 2001). The holdings of Mr. Jeffries, Mr. Johnson, Ms. Chang, Mr. Attanasio and Ms. O’Neill do not include the 9,780, 3,260, 1,956, 1,304 and 1,304 restricted shares, respectively, granted on February 5, 2001 as noted in the second paragraph of this footnote since these restricted shares were granted after the end of the 2000 fiscal year.

Dividends will not be paid or accrue and no voting rights will exist with respect to the restricted shares until they vest.

(3)
Represents for each executive officer, the amount of employer matching and supplemental contributions allocated to his or her account under certain of the Company’s qualified and non-qualified defined contribution plans during the 2000 fiscal year.

(4)	Reflects the two-for-one stock split distributed on June 15, 1999.

(5)	Ms. Chang became an executive officer of the Company on May 11, 1998.

(6)	Represents sign-on bonus paid to Ms. Chang upon joining the Company.

(7)	Mr. Attanasio and Ms. O’Neill became executive officers of the Company on January 27, 2000.

Long-Term Incentive Plan Awards

        Other than the restricted stock performance awards disclosed in the Summary Compensation Table, no long-term incentive plan awards were granted in respect of the 2000 fiscal year to the named executive officers.

Options

        The following table summarizes information concerning options granted to the named executive officers under the Company’s 1996 Stock Option and Performance Incentive Plan (1998 Restatement) during the Company’s 2000 fiscal year.

Option Grants in 2000 Fiscal Year

	Number of Shares Underlying Options Granted (#)(1)	Percent of Total Options Granted to Associates in Fiscal Year	Exercise Price Per Share ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(2)
Name					5%	10%
Michael S. Jeffries	93,540	6.62%	$20.8125	2/1/2010	$1,224,333	$3,102,700
	9,000	0.64%	$15.5625	8/1/2010	$ 88,085	$ 223,224
	89,269	6.31%	$30.1800	2/1/2011	$1,694,329	$4,293,763

Seth R. Johnson	5,135	0.36%	$20.8125	2/1/2010	$ 67,211	$ 170,327
	210,000	14.85%	$15.2500	2/16/2010	$2,014,035	$5,103,960
	5,957	0.42%	$30.1800	2/1/2011	$ 113,064	$ 286,527

Diane Chang	1,727	0.12%	$20.8125	2/1/2010	$ 22,604	$ 57,284
	35,000	2.48%	$15.2500	2/16/2010	$ 335,673	$ 850,660
	2,854	0.20%	$30.1800	2/1/2011	$ 54,169	$ 137,275

Raymond C. Attanasio	1,152	0.08%	$20.8125	2/1/2010	$ 15,078	$ 38,212
	35,000	2.48%	$15.2500	2/16/2010	$ 335,673	$ 850,660
	1,903	0.13%	$30.1800	2/1/2011	$ 36,119	$ 91,533

Leslee K. O’Neill	3,609	0.26%	$20.8125	2/1/2010	$ 47,238	$ 119,710
	35,000	2.48%	$15.2500	2/16/2010	$ 335,673	$ 850,660
	3,503	0.25%	$30.1800	2/1/2011	$ 66,487	$ 168,491

(1)
On February 1, 2000, options covering 93,540, 5,135, 1,727, 1,152 and 3,609 shares were granted to Mr. Jeffries, Mr. Johnson, Ms. Chang, Mr. Attanasio and Ms. O’Neill, respectively. These options vest 25% on the first through fourth anniversaries of the grant date, subject to continued employment with the Company.

On February 16, 2000, options covering 210,000, 35,000, 35,000 and 35,000 shares were granted to Mr. Johnson, Ms. Chang, Mr. Attanasio and Ms. O’Neill, respectively. These options vest 25% on the second through fifth anniversaries of the grant date, subject to continued employment with the Company.

On August 1, 2000, options covering 9,000 shares were granted to Mr. Jeffries. These options vest 25% on the first through fourth anniversaries of the grant date, subject to continued employment with the Company.

On February 1, 2001, options covering 89,269, 5,957, 2,854, 1,903 and 3,503 shares were granted to Mr. Jeffries, Mr. Johnson, Ms. Chang, Mr. Attanasio and Ms. O’Neill, respectively. These options vest 25% on the first through fourth anniversaries of the grant date, subject to continued employment with the Company.

Each of these options becomes fully exercisable in the event of defined changes of control of the Company or upon the death or total disability of the named executive officer.

(2)	The assumed rates of stock price appreciation were selected by the SEC for illustrative purposes only and are not intended to predict or forecast future stock prices.

        The following table summarizes information concerning options exercised during the Company’s 2000 fiscal year by each of the named executive officers and the number and value of shares of Common Stock subject to unexercised options held as of the end of the 2000 fiscal year by those individuals.

Aggregated Option Exercises in 2000 Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Shares Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End
			Exercisable(2)	Unexercisable(2)	Exercisable(2)	Unexercisable(2)
Michael S. Jeffries	—	$ 0	1,616,349	7,496,890	$26,292,587	$36,993,594
Seth R. Johnson	15,000	$195,000	70,904	736,180	$ 738,065	$ 7,690,838
Diane Chang	—	$ 0	20,732	119,449	$ 157,359	$ 1,136,867
Raymond C. Attanasio	—	$ 0	17,488	120,967	$ 82,459	$ 838,580
Leslee K. O’Neill	3,500	$ 56,000	64,572	375,782	$ 498,147	$ 2,205,102

(1)	Calculated on the basis of the number of shares exercised, multiplied by the excess of the fair market value of a share of Common Stock on the exercise date over the exercise price of each option.

(2)
“Value of Unexercised In-the-Money Options at Fiscal Year-End” is calculated on the basis of the number of shares subject to each option, multiplied by the excess of the fair market value of a share of Common Stock on the last trading day prior to fiscal year-end ($29.86) over the exercise price of such option.

Compensation of Directors

        During the 2000 fiscal year, directors who are not associates of the Company (“non-associate directors”) received an annual retainer of $10,000 (increased by $1,500 for each committee chair held), plus a fee of $1,000 for each board meeting attended ($400 for a telephonic meeting) and, as committee members, received $600 per committee meeting attended ($200 for a telephonic meeting). For the 2001 fiscal year, non-associate directors will receive an annual retainer of $25,000 (increased by $3,000 for each committee chair held). Meeting fees will not change from those paid during the 2000 fiscal year. Each action in writing taken by the board or any committee entitled and will entitle each non-associate director to be paid $200. Each non-associate director receives 50% of the annual retainer in the form of shares of Common Stock. Associates and officers who are directors receive no additional compensation for services rendered as directors.

        Under the Company’s 1996 Stock Plan for Non-Associate Directors (1998 Restatement), each non-associate director first elected prior to July 16, 1998 was granted, on July 16, 1998, an option to purchase 10,000 shares. Each non-associate director first elected on or after July 16, 1998 and prior to October 26, 2000, was granted, on the date first elected, an option to purchase 10,000 shares. Any non-associate director first elected on or after October 26, 2000 will be granted, on the date first elected, an option to purchase 20,000 shares. On the first business day of each fiscal year, beginning after July 16, 1998 and prior to October 26, 2000, each non-associate director then serving was granted an option to purchase 2,000 shares. On the first business day of each fiscal year beginning after October 26, 2000, each non-associate director then serving was and will be granted an option to purchase 4,000 shares. The exercise price of each option has been and will be equal to the fair market value of the shares of Common Stock on the grant date. The options vest 25% on the first through fourth anniversaries of the grant date, subject to continued service as a director, and have terms of ten years. The options become fully exercisable in the event of defined changes of control of the Company or upon the death or total disability of a director.

        Effective October 1, 1998, the Company established the Abercrombie & Fitch Co. Directors’ Deferred Compensation Plan (the “Directors’ Plan”). Voluntary participation in the Directors’ Plan enables a non-associate director of the Company to defer all or a part of his or her director’s fees, including federal income tax thereon. The deferred fees will be credited to a stock account where they will be converted into shares of Common Stock. Distribution of the deferred funds is made in a single lump sum transfer of the whole shares (plus cash representing the value of fractional shares) commencing within 30 days of the earlier of (a) the date specified by a director at the time a deferral election is made or (b) the date the director ceases to serve on the board.

Employment Agreements and Other Transactions with Certain Executive Officers

        In 1997, the Company entered into individual employment agreements with Mr. Jeffries and Mr. Johnson. Pursuant to these agreements, Mr. Jeffries serves as the Company’s Chairman and Chief Executive Officer and Mr. Johnson serves as the Company’s Executive Vice President—Chief Operating Officer. The initial term of each agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Mr. Jeffries’ agreement provides for a minimum base salary of $600,000, and Mr. Johnson’s agreement provides for a minimum base salary of $265,000. Mr. Jeffries’ agreement also provides for life insurance coverage in the amount of $10 million. Each agreement also provides for incentive compensation performance plan participation as determined by the board. Mr. Jeffries’ cash bonus opportunity is to be at least 100% of his base salary upon attainment of target. Under each agreement, upon the failure of the Company to extend the initial term of the agreement or the termination of the executive’s employment either by the Company other than for cause or by the executive for good reason, the executive will continue to receive his then current base salary and medical and dental benefits for one year after the termination date. In addition, the Company would continue to pay the premiums on Mr. Jeffries’ life insurance policy until May 13, 2005. If the executive’s employment is terminated by the Company for cause, by the executive other than for good reason, or by reason of the executive’s death, or if the executive gives written notice not to extend the term of the agreement, the Company will pay the executive any base salary and other compensation earned but not yet paid under his employment agreement. In addition, if Mr. Jeffries gives written notice not to extend the term of the agreement, the Company would continue to pay the premiums on his life insurance policy until May 13, 2005. Under the agreements, Mr. Jeffries and Mr. Johnson agree not to compete with the Company or solicit its employees or customers during the employment term and for one year thereafter. Each agreement provides for disability benefits in addition to the benefits available under the Company’s disability plans. In the event any “parachute” excise tax is imposed on Mr. Jeffries or Mr. Johnson, he will be entitled to tax reimbursement payments.

        On August 28, 2000, the Company loaned the amount of $4.5 million to Mr. Jeffries pursuant to the terms of a replacement promissory note. This note constituted a replacement of, and substitute for, promissory notes dated March 1, 2000 and May 19, 2000 in the amounts of $1.5 million and $3.0 million, respectively, which were cancelled. The May 19, 2000 note had constituted a replacement of, and substitute for, a promissory note dated November 17, 1999 in the amount of $1.5 million which had been cancelled. The August 28, 2000 loan matures on May 18, 2001. Interest at the rate of 6.5% per annum is charged on the loan prior to maturity. As of February 3, 2001, the aggregate amount of principal and interest outstanding under the replacement promissory note was $4,730,357. The purpose of the loan (and those which it replaced) was to enable Mr. Jeffries to maintain his ownership position in the Company’s shares.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Company’s board of directors reviews and approves the Company’s executive compensation philosophy and policies and the application of those policies to the compensation of executive officers. The Company and the Compensation Committee have also retained independent compensation consultants to assist in developing, and periodically assessing the reasonableness of, the Company’s executive officer compensation program.

Compensation Philosophy

        The Company seeks to apply a consistent philosophy to compensation for all leadership associates, including senior executives. The primary goal of the compensation program is to link total executive compensation to performance that enhances stockholder value. Accordingly, total compensation for leadership individuals is structured to provide a lower proportion as fixed compensation and a much higher variable proportion keyed to business and stock performance.

        The Company’s philosophy is built on the following basic principles:

    To Pay for Outstanding Performance

        The Company believes in paying for results. Individuals in leadership roles are compensated based on a combination of total company, and individual performance factors. Total company performance is evaluated primarily based on the degree to which financial targets are met. Individual performance is evaluated based on several factors, including continuing to build the Company’s brands, attainment of specific merchandise and financial objectives, building and developing a strong leadership team, developing an infrastructure to support future business growth, and controlling expenses. In addition, a significant portion of total compensation is in the form of equity-based award opportunities to directly tie any increased compensation to increased stockholder value.

    To Pay Competitively

        The Company is committed to providing a total compensation program designed to attract the best senior leaders to the business and retain the best, consistently highest performers. To achieve this goal, the Company sets guidelines based on what it believes to be competitive with the compensation paid by other companies that compete with the Company for executive officers and other key employees having the experience and abilities that are necessary to manage the Company’s business.

Principal Compensation Elements

        The principal elements of executive compensation at the Company are base salary, short-term performance-based cash incentive compensation and equity-based incentive plans. Decisions for each compensation element of the Company’s executive officers generally are made by the Compensation Committee although compensation levels for executive officers other than the Chief Executive Officer are recommended to the Compensation Committee by the Chief Executive Officer, who has substantially greater knowledge of the contributions made by the other executive officers. Subject to the needs of the Company, its policy is to attempt to design all cash incentive and equity-based compensation plans to meet the requirements for deductibility under the Internal Revenue Code of 1986.

    Base Salary

        The Compensation Committee annually reviews and approves the base salary of each executive officer and the Chief Executive Officer. In determining salary adjustments, the Compensation Committee considers the size and responsibility of the individual’s position, the Company’s overall performance, the individual’s overall performance and future potential, and the base salaries paid by competitors to employees in comparable positions. This comparative data may not include the compensation paid by all of the companies that are included in the Standard & Poor’s Retail Stores Composite Index which is used for comparative purposes in the Stockholder Return Graph. Individual performance is measured against the following factors: seasonal and annual business goals; business growth and profitability; and the recruitment and development of future leadership talent. These factors are considered subjectively in the aggregate, and none of these factors is accorded a formula weight.

    Performance-Based Cash Incentive Compensation

        The Company has employed a short-term performance-based cash incentive compensation plan for specified key leadership positions that provides for incentive payments for each six-month operating season, based on the extent to which pre-established objective goals are attained.

        The goals under this plan have been based on operating income. However, goals also may be based on other objectives and/or criteria, depending on the Company’s business strategy. These goals are set at the beginning of each six-month operating season, and are based on an analysis of historical performance and growth expectations for the Company and progress toward achieving the Company’s strategic plan.

        Target cash incentive compensation opportunities are established annually for eligible executives stated as a specified percentage of base salary. The amount of performance-based incentive compensation earned by participating executives can range from zero to double their incentive target, based upon the extent to which the pre-established financial goals are met or exceeded.

    Equity-Based Incentive Programs

        The Compensation Committee believes that continued emphasis on equity-based compensation opportunities encourages performance that enhances stockholder value, thereby further linking leadership and stockholder objectives. In 2000, the Compensation Committee awarded equity-based incentive compensation under two programs: an option program and a restricted share program under which restricted shares of Common Stock are granted and earned based on seasonal and annual financial performance. The Compensation Committee believes that restricted share awards, which are earned based on financial performance and the ultimate vesting of which is subject to continued employment, assist the Company in retaining key high performing executives.

        Award opportunities for each eligible participant are based on guidelines which include the individual’s responsibility level, competitive practices and the market price of the Company’s Common Stock. In determining the award for an executive officer, the compensation committee evaluated competitive practices and the executive officer’s performance and criticality to the business.

    Options

        During the 2000 fiscal year, options were granted to the named executive officers in the amounts shown in the Option Grants in 2000 Fiscal Year table. The option program utilizes vesting periods to encourage retention of key executive officers. The options granted to the individuals named in the table vest over varying periods ranging from four to five years beginning on the grant date, subject to continued employment with the Company. The exercise price for each option granted is equal to the fair market value of the underlying Common Stock on the grant date.

    Performance-Based Restricted Shares

        During the 2000 fiscal year, the Compensation Committee continued a program under which executives, including the executive officers named in the Summary Compensation Table, are eligible to receive restricted shares of Common Stock based on the achievement of pre-established financial goals. Executive officers can earn from zero to double their targeted number of restricted shares based upon the extent to which financial goals are met or exceeded. If earned, these restricted shares vest over four years, subject to continued employment.

CEO Compensation

        Mr. Jeffries and the Company entered into an employment agreement in 1997 with an initial term of six years, under which Mr. Jeffries receives a minimum base salary of $600,000 per year plus certain other benefits. The employment agreement also entitles Mr. Jeffries to participate in the performance-based cash incentive compensation plan at a level of at least 100% of base salary upon attainment of the goals.

        The Compensation Committee can increase Mr. Jeffries’ base salary and performance-based cash incentive target above the levels established by the employment agreement to reflect the Company’s performance.

        In 2000, as in prior years, in reviewing Mr. Jeffries’ compensation package, the Compensation Committee considered competitive practices, the extent to which the Company achieved net income and earnings growth objectives and the continued brand growth strategy and execution. These factors were considered subjectively in the aggregate and none of these factors was accorded specific weight.

        As a result, Mr. Jeffries’ base salary for the 2000 fiscal year remained at $950,000, and his performance-based cash incentive target remained at 100%. Mr. Jeffries received option grants covering an aggregate of 191,809 shares that vest ratably over four years beginning on the first anniversary of the grant date, subject to his continued employment with the Company. Mr. Jeffries was also granted 9,780 restricted shares of Common Stock based on the Company’s financial performance for the 2000 fiscal year. These restricted shares will vest over four years, subject to Mr. Jeffries’ continued employment with the Company.

        The Compensation Committee believes that under Mr. Jeffries’ leadership, the Company’s performance over the past eight years has been exceptional. Specifically, in 2000, despite a difficult sales environment, the Company posted a net sales increase of 20%, a net income increase of 6%, and an earnings per share increase of 12% over the prior year.

        Submitted by the Compensation Committee of the Company’s Board of Directors:

John W. Kessler, Chair	Archie M. Griffin
(from August 2000)

STOCKHOLDER RETURN GRAPH

        The following graph shows the changes, over the 2000, 1999, 1998 and 1997 fiscal years and the three-month period in the 1996 fiscal year commencing after the Company’s initial public offering, in the value of $100 invested in shares of Common Stock of the Company, the Standard & Poor’s MidCap 400 Composite Stock Price Index (the “S&P MidCap 400 Index”) and the Standard & Poor’s Retail Stores Composite Index (the “S&P Retail Stores Composite Index”). The plotted points represent the closing price on the last trading day of the fiscal year indicated.

                                    [GRAPH]

                COMPARISON OF 52 MONTH CUMULATIVE TOTAL RETURN*
AMONG SHARES OF ABERCROMBIE & FITCH CO., THE S&P MIDCAP 400 INDEX AND THE S & P
                         RETAIL STORES COMPOSITE INDEX

                              9/26/96 2/1/97 1/31/98 1/30/99 1/29/00 2/3/01
                              ------- ------ ------- ------- ------- ------

Abercrombie & Fitch              100     86     195     480     267    373
S&P MidCap 400 Index             100    114     144     168     194    240
S&P Retail Stores Composite
  Index                          100    105     144     237     237    253

*$100 INVESTED ON 9/26/96 IN SHARES OR ON 8/31/96 IN INDEX - INCLUDING
 REINVESTMENT OF DIVIDENDS.

AUDIT COMMITTEE MATTERS

        In compliance with the requirements of the New York Stock Exchange’s listing standards, the board of directors had adopted the Charter of the Audit Committee of the Board of Directors of Abercrombie & Fitch Co. setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings (including the need for meetings in executive session) and the responsibilities of the Audit Committee. The Charter of the Audit Committee is set forth in Annex A to this proxy statement.

        In addition, in accordance with the SEC’s regulations, the Audit Committee has issued the following report:

Report of the Audit Committee for the Fiscal Year Ended February 3, 2001

        Management has the responsibility for the consolidated financial statements and the financial reporting process, including the systems of internal accounting and financial controls. The independent accountants PricewaterhouseCoopers LLP (“PwC”) are responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for expressing an opinion on those consolidated financial statements based on their audit. On behalf of the Company’s board of directors, the Audit Committee monitors the Company’s financial reporting process and systems of internal controls, the independence and the performance of the independent accountants, and the performance of the accountants performing the internal audit function.

        Management has represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended February 3, 2001, were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with the Company’s management and PwC.

        The Audit Committee has discussed with management, PwC, the Company’s principal independent accountants, and Deloitte & Touche LLP, the accountants which perform the internal audit function for the Company, the adequacy and effectiveness of the Company’s internal accounting and financial controls. In addition, the Audit Committee has discussed and reviewed with PwC all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and, with and without management present, discussed and reviewed the results of PwC’s examination of the consolidated financial statements. The Audit Committee has also discussed the results of any internal audit findings with Deloitte & Touche LLP.

        The Audit Committee has received from PwC the written disclosures and a letter describing all relationships between PwC and the Company that might bear on PwC’s independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has discussed with PwC any relationships or services that may impact the objectivity and independence of PwC. The Audit Committee has also considered whether the provision of the services described below under the caption “Fees of Principal Independent Accountants—All Other Fees” is compatible with maintaining the independence of PwC.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2001 to be filed with the SEC.

        Submitted by the Audit Committee of the Company’s Board of Directors:

John A. Golden, Chair	Russell M. Gertmenian	Kathryn D. Sullivan, Ph.D.
(from April 2000)

Fees of Principal Independent Accountants

    Audit Fees

        The aggregate fees billed for professional services rendered by PwC for the audit of the Company’s annual consolidated financial statements for the 2000 fiscal year and the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2000 fiscal year (collectively, the “Audit Services”) were $170,000.

    Financial Information Systems Design and Implementation Fees

        PwC did not render any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR 210.2-01(c)(4)(ii)) (the “Financial Information Systems Design and Implementation Services”) during the 2000 fiscal year for the Company or its subsidiaries.

    All Other Fees

        The aggregate fees billed for services rendered by PwC, other than Audit Services and Financial Information Systems Design and Implementation Services, for the 2000 fiscal year were $451,763.

PRINCIPAL INDEPENDENT ACCOUNTANTS

        As noted above, PwC served as the Company’s principal independent accountants during the 2000 fiscal year and in that capacity rendered a report on the Company’s consolidated financial statements as of and for the fiscal year ended February 3, 2001. The Audit Committee annually reviews and recommends to the board of directors the selection of the Company’s principal independent accountants. No recommendation or selection has yet been made for the current fiscal year.

        Representatives of PwC are expected to be present at the annual meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

STOCKHOLDER PROPOSALS

        Stockholders of the Company seeking to bring business before the 2002 annual meeting of stockholders, or to nominate candidates for election as directors at that annual meeting, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company no later than December 21, 2001. The Company’s Amended and Restated Bylaws specify certain requirements for a stockholder’s notice to be in proper written form. In addition, a stockholder who seeks to have any proposal included in the Company’s proxy statement related to the 2002 annual meeting must comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, including Rule 14a-8 thereof. Proposals by stockholders intended to be presented at the 2002 annual meeting should be mailed to Abercrombie & Fitch Co., 6301 Fitch Path, New Albany, Ohio 43054, Attention: Secretary.

OTHER MATTERS

        As of the date of this proxy statement, the board of directors knows of no other matter that will be presented for action by the shareholders at the annual meeting. However, if any other matter is properly presented at the annual meeting, the individuals acting under proxies solicited by the board of directors, will vote and act according to their best judgments in light of the conditions then prevailing.

By Order of the Board of Directors,

/s/ Michael S. Jeffries
Michael S. Jeffries
Chairman and Chief Executive Officer

ANNEX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF ABERCROMBIE & FITCH CO.

        This Charter identifies the composition, purpose, authority and responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”).

Organization

        The Audit Committee shall be comprised of at least three directors as determined by the Board, each of whom shall be independent of management and the Company and be free from any relationship that, in the opinion of the Board, may interfere with the exercise of his or her independence from management and the Company. All members of the Committee shall be financially literate, or shall become so within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise.

Statement of Policy

        The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication (including private executive sessions at least annually) among the directors, the independent accountants, the internal auditors, and the financial management of the Company.

Meetings

        The Audit Committee shall hold at least four regular meetings each year preferably the same day as regularly scheduled meetings of the Board, and such additional meetings as may be deemed necessary or appropriate by the Committee chairman. At the discretion of the Board, the chairman of the Committee will report orally to the full Board on matters discussed at the most recent Committee meeting.

Responsibilities

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

        In carrying out these responsibilities, the Audit Committee will:

•
Review and recommend to the Board the independent accountants to be selected to audit the financial statements of the Company and its subsidiaries and divisions. The Committee shall have a clear understanding with management and the independent accountants that the independent accountants are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders.

•	Evaluate, together with the Board, the performance of the independent accountants and, where appropriate, recommend to the Board the replacement of the independent accountants.

•
Be responsible for ensuring that the independent accountants submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent accountants and the Company consistent with requirements of Independence Standards Board Standard No. 1.

•
Be responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent accountants and for recommending that the full Board take appropriate action in response to the independent accountants’ report to satisfy itself of the independent accountants’ independence.

•
Meet with the independent accountants and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized. At the conclusion of the audit, meet with the independent accountants to discuss the results of the audit. Obtain the required SAS 61 communications from the independent accountants, including independent accountants’ comments or recommendations.

•
Review with the independent accountants, the Company’s internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee should periodically review the Company’s policy statements to determine their adherence to the code of conduct.

•
Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent accountants.

•
Receive prior to each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan with explanations for any deviations from the original plan.

•	Meet with management and with the independent accountants, either telephonically or in person, to review the quarterly financial statements and the results of the independent accountants’ review.

•
Provide sufficient opportunity for the internal auditors and independent accountants to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent accountants’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent accountants received during the course of the audit.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other experts for this purpose if, in its judgment, that is appropriate.

Annual Review

•	Review and reassess this Charter at least annually for adequacy, and recommend any proposed changes to the Board for approval.

Disclaimer

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company’s code of conduct.
ABERCROMBIE & FITCH CO.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned holder(s) of shares of Class A Common Stock of Abercrombie & Fitch Co. (the “Company”) hereby constitutes and appoints Michael S. Jeffries and Seth R. Johnson, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 30, 2001, in Legislative Rooms A and B of the Hyatt Capital Square at Columbus City Center, 75 East State Street, Columbus, Ohio 43215, at 10:00 a.m., Eastern Daylight Time, and any adjournment(s) thereof, and to vote all of the shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof.

1. Election of Directors

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below	☐ *EXCEPTIONS

NOMINEES:                 John A. Golden,                  Seth R. Johnson,                 Kathryn D. Sullivan, Ph.D.

*(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and strike a line through that nominee’s name.)

2.  In their discretion, the individuals designated to vote this proxy are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment(s) thereof.

(Continued and to be executed and dated on other side)

(Continued from other side)

        WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THE PROXY ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

        All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the May 30, 2001 meeting and Annual Report to Stockholders for the fiscal year ended February 3, 2001.

Address Change Mark Here  ☐
	Dated:	, 2001

Signature of Stockholder(s)

Signature of Stockholder(s)

PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. Votes must be indicated (X) in black or blue ink.
Please sign exactly as your name appears hereon. When shares are registered in two names, both stockholders should sign. When signing as attorney, executor, administrator, guardian or trustee, please give full title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If stockholder is a partnership or other entity, please sign in entity name by authorized person. (Please note any change of address on this proxy.)

     ☒ Mark vote as indicated with black or blue ink.

	FOR all nominees listed	*EXCEPTIONS	WITHHOLD AUTHORITY to vote for all nominees listed		NOMINEES:
1. Election of Directors	☐	☐	☐	1.	JOHN A. GOLDEN
				2.	SETH R. JOHNSON
				3.	KATHRYN D. SULLIVAN, Ph.D.

*(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write the individual’s name on the line above.)

2. In their discretion, the individuals designated to vote this proxy are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment(s) thereof.

Address Change Mark Here ☐

Please sign exactly as your name appears hereon. When shares are registered in two names, both stockholders should sign. When signing as attorney, executor, administrator, guardian or trustee, please give full title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If stockholder is a partnership or other entity, please sign in entity name by authorized person. (Please note any change of address on this proxy.)

______________________________________________________

______________________________________________________
SIGNATURE                                                   DATE

PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

^   FOLD AND DETACH HERE   ^

ABERCROMBIE & FITCH CO.
PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all shares of Class A Common Stock of Abercrombie & Fitch Co. that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:

[Computer picture]	Accessing the World Wide Web site http://www.eproxyvote.com/anf to vote via the Internet.
[Telephone picture]
  Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

[Envelope picture]

  Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Abercrombie & Fitch Co., c/o First Chicago Trust Company a Division of EquiServe,
        P.O. Box 8561, Edison, New Jersey 08816-9113.

  You can vote by phone or via the Internet prior to 11:59 p.m., Eastern Daylight Time (local time in Columbus, Ohio), on May 29, 2001. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.

  P R O X Y

  ABERCROMBIE & FITCH CO.

  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
  TO BE HELD MAY 30, 2001

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned holder(s) of shares of Class A Common Stock of Abercrombie & Fitch Co. (the “Company”) hereby constitutes and appoints Michael S. Jeffries and Seth R. Johnson, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 30, 2001, in Legislative Rooms A and B of the Hyatt Capital Square at Columbus City Center, 75 East State Street, Columbus, Ohio 43215, at 10:00 a.m., Eastern Daylight Time, and any adjournment(s) thereof, and to vote all of the shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

  WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THE PROXY ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

  All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the May 30, 2001 meeting and Annual Report to Stockholders for the fiscal year ended February 3, 2001.

  (Continued, and to be executed and dated on other side.)

  SEE REVERSE SIDE

  ^  FOLD AND DETACH HERE  ^